Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

Pathway Energy Infrastructure Fund, Inc.
New York, New York

We hereby consent to the use, in the Investment Company Act File No. 811-22807, Amendment No. 16 under the Investment Company Act of 1940 on Form N-2 (the “Registration Statement”), of our report dated August 29, 2016 relating to the June 30, 2016 financial statements of Pathway Energy Infrastructure Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York
July 27, 2017